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                                                                 EXHIBIT 99.2



                                                            LOGO
                                                            RAI
                                                   Resource America, Inc.


                              FOR IMMEDIATE RELEASE
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CONTACT:  STEVEN J. KESSLER
          SENIOR VICE PRESIDENT and CHIEF FINANCIAL OFFICER
          RESOURCE AMERICA, INC.
          1845 WALNUT STREET, SUITE 1000
          PHILADELPHIA, PA. 19103
          215/546-5005, 215/546-4785 (fax)

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                             RESOURCE AMERICA, INC.
                ANNOUNCES THAT IT HAS AGREED TO SELL ITS INTEREST
             IN THE GENERAL PARTNER OF ATLAS PIPELINE PARTNERS, L.P.
                                       FOR
                                   $29 MILLION

         Philadelphia, PA. January 18, 2002 - Resource America, Inc. (NASDAQ:
REXI) ("Resource America") today announced that it and its majority-owned subsidiary, Atlas Pipeline Partners, L.P. (AMEX:APL) ("APL"), has entered into agreements for a series of transactions with New Vulcan Coal Holdings, L.L.C. and Vulcan Intermediary, L.L.C. (collectively, "Vulcan") under which Resource America will sell its 100% interest in APL's general partner to Vulcan, and Vulcan will contribute to APL its wholly-owned coal mining subsidiary, Triton Coal Company, L.L.C. ("Triton"). Resource America will receive $29.0 million in cash for the sale of its interest in APL's general partner and will convert its
1.64 million APL subordinated units to 1.48 million common units. As consideration for its interests in Triton, Vulcan will receive a total of 7.1 million APL common units, 4.1 million subordinated units and 18.0 million deferred participation units (representing a right to receive subordinated units if certain financial thresholds are achieved). At the time of closing, Vulcan will make a $6.0 million cash contribution to APL, which will be paid out to APL's common unitholders as a one-time cash distribution of $3.70 per outstanding common unit. At the conclusion of the transactions, Resource America will own 14.5% of APL's common units and 10.4% of the common and subordinated units in the aggregate.

         As part of its commitment to APL's pipeline operations, Resource America will amend its existing gas gathering agreement with APL and, through a wholly-owned subsidiary, will continue to have full control and responsibility over the APL gas gathering system, including its management, maintenance, operation, extension, preservation and replacement. Under the amended agreement, Resource America has agreed to continue to drill additional wells and connect them to the APL system, including 500 new wells over the next three years. Resource America, through its wholly-owned subsidiary, Atlas America, Inc., has just completed its 2001 Natural Gas Investment Programs with total subscriptions of $51.0 million and will drill approximately 250 new wells before March 31, 2002, the majority of which will be connected to the APL system.
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         Edward E. Cohen, Chairman and Chief Executive Officer of Resource
America stated "This transaction is further evidence of Resource America's ability to build and manage a profitable business and then to realize value beyond that recorded on our balance sheet. We have followed this model several times in the past with success and look forward to continuing this strategy in the future. Further, we will remain a very significant unitholder in APL through our holding of more than 1.48 million common units, which demonstrates our conviction that the addition of Triton's coal mining business to APL's original gas gathering business will prove an exceptionally strong combination."

         Freddie M. Kotek, Senior Vice President of Resource America and Chairman of Atlas Resources, Inc., a subsidiary of Resource America, stated "Resource America continues to be a major participant in the energy industry of the Appalchian Basin. Our raising of more than $51 million in investment funds during 2001 will result in the drilling of approximately 250 natural gas wells, the overwhelming majority of which will be connected to APL's gas gathering system. Our ability to maintain control of the operations of the gathering system will insure that we can continue to provide the expert day-to-day management necessary to maximize the productivity of our wells and insure the continued success of our current and future investment programs."

         APL currently owns and operates more than 1,300 miles of natural gas gathering pipelines in western Pennsylvania, western New York and eastern Ohio. APL is paid a fee for gathering and transporting the natural gas volumes, currently approximately 48.5 million cubic feet of gas per day, through its pipeline system. Approximately 4,000 wells are connected to the system, which generated approximately $13 million in revenue for 2001. APL's systems connect with major public utility pipelines operated by Peoples Natural Gas Company, National Fuel Gas Supply, Tennessee Gas Pipeline Company, National Fuel Gas Distribution Company, East Ohio Gas Company, Columbia of Ohio, Consolidated Natural Gas Co., Texas Eastern Pipeline, and Columbia Gas Transmission Corp. Atlas America, a wholly owned subsidiary of Resource America, owns an interest in and operates approximately 3,500 of the wells currently connected to APL's system.

         Triton owns and operates two large surface coal mines located in the Powder River Basin near Gillette, Wyoming that produce annually approximately 43 million tons of premium quality, environmentally compliant and super-compliant, sub-bituminous coal for use by electric utilities. Triton's two mines are among the nation's largest and lowest cost producers of utility coal. Triton has reserves of over 770 million tons of coal which it supplies to 30 customers under both long-term contracts and short-term spot market arrangements.
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This press release contains or may contain forward-looking statements regarding
APL's and Triton's business and operations, growth prospects and strategy, customers, markets served and the effect that the combination of Triton and APL may have on future earnings, financial results and distributions to unitholders. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that APL will be unable to obtain unitholder approval of the Triton acquisition, that the required financing for the transaction will not be obtained or will contain restrictions on the combined company's future business and operations, and that APL will be unable to consummate the proposed acquisition for some other reason; the risk that APL may not successfully integrate Triton with APL's existing business; the effects of vigorous competition in the markets in which APL or Triton operate; legislative or regulatory changes or requirements affecting the business in which APL and Triton are engaged; changes in technology which may increase the number of competitors or require significant capital expenditures to provide competitive services; climate conditions and fluctuations in fuel, gas or coal prices; the failure of APL and/or Triton to obtain or maintain all necessary permits to operate their respective businesses; actual versus projected volumetric productions from the wells connected to APL's gas-gathering pipeline or lower than expected coal quality output from Triton's mines; the increased cost of suppliers and services in the energy industry; the risk that Triton's long-term coal supply agreements may be terminated and that such contracts are subject to quantity and price adjustment clauses that could adversely affect revenues and profitability. Additional factors that could cause the actual results to differ significantly from those expressed or implied in the forward-looking statements can be found in APL's filings with the SEC Resource America does not assume any obligation to update the forward-looking statements included in this press release.